Exhibit 99.1

Anworth Reports Fourth Quarter 2014 Financial Results

SANTA MONICA, Calif.--(BUSINESS WIRE)--February 11, 2015--Anworth Mortgage Asset Corporation (NYSE: ANH) (the “Company”) today reported its financial results for the fourth quarter ended December 31, 2014.

Earnings

The following table summarizes the Company’s Core Earnings, GAAP net loss and comprehensive income for the quarter ended December 31, 2014 (dollar amounts in thousands):

	Three Months Ended
	December 31, 2014
	(unaudited)
		Per
		Weighted
Earnings	Earnings	Share
Core Earnings	$15,467	$0.14
GAAP net loss	(15,719)	(0.14)
Comprehensive income	$15,769	$0.14

The Company reported Core Earnings of $15.5 million, or $0.14 per basic share of common stock outstanding, for the quarter ended December 31, 2014. GAAP net loss to common stockholders was $(15.7) million, or $(0.14) per diluted share and $(0.13) per basic share for the quarter ended December 31, 2014. Comprehensive income for the quarter ended December 31, 2014 was $15.8 million, or $0.14 per basic and diluted share. GAAP net income available to common stockholders for the year ended December 31, 2014 was $22.9 million, or $0.18 per diluted share. Comprehensive income for the year ended December 31, 2014 was $99.9 million, or $0.79 per diluted share. Comprehensive income is shown on the Consolidated Statements of Comprehensive Income included in this earnings release.

“Core Earnings” is a non-GAAP financial measure which is explained and reconciled to net income in the section entitled “Non-GAAP Financial Measures” at the end of this earnings release.

Portfolio

At December 31, 2014, the composition of the Company’s portfolio at fair value was as follows (dollar amounts in thousands):

	December 31, 2014
	Dollar Amount	Percentage

Agency MBS(1)	$7,741,881	97.3%
Non-Agency MBS	199,710	2.5%
Residential real estate	12,781	0.2%
Total Portfolio	$7,954,372	100.0%
Total Assets	$8,007,061
________
(1) Includes TBA Agency MBS.

Agency MBS

At December 31, 2014, the fair value of the Company’s agency mortgage-backed securities, or Agency MBS, and its allocation were approximately as follows (dollar amounts in thousands):

December 31,
2014

Fair value of Agency MBS and TBA Agency MBS	$7,741,881
Adjustable-rate Agency MBS (less than 1 year reset)	24%
Hybrid adjustable-rate Agency MBS (1-2 year reset)	12%
Hybrid adjustable-rate Agency MBS (2-3 year reset)	10%
Hybrid adjustable-rate Agency MBS (3-4 year reset)	3%
Hybrid adjustable-rate Agency MBS (4-5 year reset)	6%
Hybrid adjustable-rate Agency MBS (5-7 year reset)	11%
Hybrid adjustable-rate Agency MBS (>7 year reset)	8%
15-year fixed-rate Agency MBS	14%
15-year fixed-rate TBA Agency MBS	9%
20-year and 30-year fixed-rate Agency MBS	3%
100%

At December 31, 2014, the key metrics of our Agency MBS portfolio were as follows (dollar amounts in thousands):

December 31,
2014
Weighted Average Coupon:
Adjustable-rate Agency MBS	2.53%
Hybrid adjustable-rate Agency MBS	2.53
15-year fixed-rate Agency MBS	2.65
15-year fixed-rate TBA Agency MBS	3.09
20-year and 30-year fixed-rate Agency MBS	4.37
Total Agency MBS:	2.65%
Average Amortized Cost:
Adjustable-rate Agency MBS	102.88%
Hybrid adjustable-rate Agency MBS	103.57
15-year fixed-rate Agency MBS	103.05
15-year fixed-rate TBA Agency MBS	103.82
20-year and 30-year fixed-rate Agency MBS	103.13
Total Agency MBS:	103.35%
Current yield (weighted average coupon divided by average amortized cost)	2.56%
Unamortized premium	$222.4 million
Unamortized premium as a percentage of par value	3.35%
Premium amortization expense on Agency MBS	$12.3 million

December 31,
2014
Constant prepayment rate (CPR) of Agency MBS	15%
Constant prepayment rate (CPR) of adjustable-rate and hybrid adjustable-rate Agency MBS	16%
Weighted average term to next interest rate reset on Agency MBS	36 months

Non-Agency MBS

The following table summarizes the Company’s Non-Agency MBS at December 31, 2014 (dollar amounts in thousands):

			Weighted Average
	Fair	Current	Amortized
Loan Type	Value	Principal	Cost	Coupon	Yield

Prime	$21,798	$28,358	76.83%	1.73%	6.39%
Alt-A	79,584	106,214	74.97%	2.00%	5.65%
Subprime	35,987	37,834	95.12%	3.40%	5.63%
Non-performing	62,341	63,674	97.85%	4.83%	5.72%
Total Non-Agency MBS	$199,710	$236,080	84.59%	2.95%	5.75%

Residential Real Estate

At December 31, 2014, Anworth Properties, Inc. owned 79 single-family residential rental properties located in Southeastern Florida that are carried at a total cost, net of accumulated depreciation, of $12.9 million. At December 31, 2014, 89% of these properties were rented for a gross yield of approximately 12.1% while the balance were being renovated or ready to rent. For the quarter ended December 31, 2014, the gross rental income was approximately $322,000.

Portfolio Financing and Leverage

	December 31, 2014
	Agency	Non-Agency	Total
(dollar amounts in thousands)	MBS	MBS	MBS
Repurchase Agreements:
Outstanding repurchase agreement balance	$6,255,000	$115,740	$6,370,740
Average interest rate	0.34%	1.82%	0.37%
Average maturity	38 days	13 days	37 days
Average interest rate after adjusting for interest rate swaps	-	-	1.06%
Average maturity after adjusting for interest rate swaps	-	-	767 days

At December 31, 2014, the Company’s leverage multiple was 7.75x. The leverage multiple is calculated by dividing the Company’s repurchase agreements outstanding by the aggregate of common stockholders’ equity plus preferred stock and junior subordinated notes. The Company’s effective leverage, which includes the effect of TBA dollar roll financing, was 8.62x at December 31, 2014.

Interest Rate Swaps and Eurodollar Futures Contracts

At December 31, 2014, the Company’s interest rate swap agreements (“Swaps”) had the following notional amounts (in thousands), weighted average fixed rates and remaining terms (in months):

	December 31, 2014
		Weighted
		Average	Remaining	Remaining
	Notional	Fixed	Term in	Term in
	Amount	Rate	Months	Years

Less than 12 months	$-	-%	-	-
1 year to 2 years	550,000	0.80	20	1.67
2 years to 3 years	795,000	1.03	31	2.58
3 years to 5 years	1,080,000	1.48	46	3.83
5 years to 7 years	555,000	2.35	72	6.00
7 years to 10 years	350,000	2.93	100	8.33
	$3,330,000	1.56%	48	4.00

At December 31, 2014, the Company’s short position in Eurodollar Futures Contracts had the following notional amounts (in thousands) and weighted average purchase prices:

	December 31, 2014
	Eurodollar Futures Contracts
		Weighted
		Average
	Notional	Purchase
Expiration	Amount	Price

Less than 12 months	$4,850,000	99.37
1 year to 2 years	650,000	98.61
Total	$5,500,000	99.28

Effective Net Interest Rate Spread

December 31,
2014
Average asset yield, including TBA dollar roll income	2.14%
Effective cost of funds	1.07
Effective net interest rate spread	1.07%

The components of the effective net interest rate spread are non-GAAP financial measures and are explained and reconciled to the nearest comparable GAAP financial measures in the section entitled “Non-GAAP Financial Measures” at the end of this earnings release.

Dividend

On December 18, 2014, the Company declared a quarterly common stock dividend of $0.14 per share for the quarter ended December 31, 2014. Based upon the closing price of $5.25 on December 31, 2014, the annualized dividend yield on the Company’s common stock for the quarter ended December 31, 2014 was 10.7%.

Book Value Per Common Share

At December 31, 2014, the Company’s book value was $6.47 per share of common stock, which was an increase of $0.13 from the prior quarter. The $0.14 quarterly dividend and increase in book value per share resulted in a return on equity to common stockholders of 4.3% for the quarter ended December 31, 2014. For the year ended December 31, 2014, the return on equity to common stockholders was 18.2%.

Share Repurchases

During the quarter ended December 31, 2014, the Company repurchased an aggregate of 7,802,407 shares of its common stock at a weighted average price of $5.15 per share. Based upon the book value per share of common stock of $6.34 at September 30, 2014, the economic benefit to common stockholders from these repurchases is approximately $9.3 million or approximately $0.08 per share. The economic benefit from increases in book value per share as a result of share repurchases is not included in GAAP net income available to common stockholders.

On October 17, 2014, the Company’s board of directors authorized the Company to acquire up to an additional 10,000,000 shares of its common stock under its share repurchase program.

Subsequent Events

From January 1, 2015 through February 10, 2015, the Company repurchased an aggregate of 2,598,674 shares of its common stock at a weighted average price of $5.17 per share under its share repurchase program.

Conference Call

The Company will host a conference call on Thursday, February 12, 2015 at 4:00 PM Eastern Time, 1:00 PM Pacific Time, to discuss fourth quarter 2014 results. The dial-in number for the conference call is 877-504-2731 for U.S. callers (international callers should dial 412-902-6640 and Canadian callers should dial 855-669-9657). When dialing in, participants should ask to be connected to the Anworth Mortgage earnings call. Replays of the call will be available for a 7-day period commencing at 6:00 PM Eastern Time on February 12, 2015. The dial-in number for the replay is 877-344-7529 for U.S. callers (Canadian callers should dial 855-669-9658 and international callers should dial 412-317-0088) and the conference number is 10060335. The conference call will also be webcast live over the Internet, which can be accessed on the Company’s website at http://www.anworth.com through the corresponding link located at the top of the home page.

Investors interested in participating in the Company’s Dividend Reinvestment and Stock Purchase Plan, or the Plan, or receiving a copy of the Plan’s prospectus, may do so by contacting the Plan Administrator, American Stock Transfer & Trust Company, at 877-248-6410. For more information about the Plan, interested investors may also visit the Plan Administrator’s website at http://www.amstock.com/investpower/new_dp.asp or the Company’s website at http://www.anworth.com.

About Anworth Mortgage Asset Corporation

We are an externally-managed mortgage real estate investment trust. Our principal business is to invest primarily in mortgage-backed securities which are either rated “investment grade” or are guaranteed by federally sponsored enterprises, such as Fannie Mae or Freddie Mac. We seek to generate income for distribution to our shareholders primarily based on the difference between the yield on our mortgage assets and the cost of our borrowings. We are managed by Anworth Management, LLC, or our Manager, pursuant to a management agreement. Our Manager is subject to the supervision and direction of our Board of Directors and is responsible for (i) the selection, purchase and sale of our investment portfolio; (ii) our financing and hedging activities; and (iii) providing us with management services and other services and activities relating to our assets and operations as may be appropriate. Our common stock is traded on the New York Stock Exchange under the symbol “ANH.” Anworth Mortgage Asset Corporation is a component of the Russell 2000® Index.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon our current expectations and speak only as of the date hereof. Forward-looking statements, which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “assume,” “estimate,” “intend,” “continue,” or other similar terms or variations on those terms or the negative of those terms. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including but not limited to, changes in interest rates; changes in the market value of our mortgage-backed securities; changes in the yield curve; the availability of mortgage-backed securities for purchase; increases in the prepayment rates on the mortgage loans securing our mortgage-backed securities; our ability to use borrowings to finance our assets and, if available, the terms of any financing; risks associated with investing in mortgage-related assets; changes in business conditions and the general economy, including the consequences of actions by the U.S. government and other foreign governments to address the global financial crisis; implementation of or changes in government regulations affecting our business; our ability to maintain our qualification as a real estate investment trust for federal income tax purposes; our ability to maintain an exemption from the Investment Company Act of 1940, as amended; risks associated with our home rental business; and the Manager’s ability to manage our growth. Our Annual Report on Form 10-K and other SEC filings discuss the most significant risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	December 31,	December 31,
	2014	2013
	(unaudited)
ASSETS
Agency MBS:
Agency MBS pledged to counterparties at fair value	$6,650,143	$8,060,567
Agency MBS at fair value	343,734	462,399
Paydowns receivable	29,486	33,401
	$7,023,363	$8,556,367
Non-Agency MBS	199,710	79
Residential real estate	12,871	-
Cash and cash equivalents	14,989	7,368
Interest and dividends receivable	19,115	23,310
Derivative instruments at fair value	721,475	22,551
Prepaid expenses and other	15,538	9,816
Total Assets:	$8,007,061	$8,619,491
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Accrued interest payable	$17,606	$30,117
Repurchase agreements	6,370,740	7,580,000
Junior subordinated notes	37,380	37,380
Derivative instruments at fair value	753,985	55,914
Dividends payable on Series A Preferred Stock	1,035	1,035
Dividends payable on Series B Preferred Stock	394	394
Dividends payable on common stock	15,396	11,097
Accrued expenses and other	26,005	1,368
Total Liabilities:	$7,222,541	$7,717,305
Series B Cumulative Convertible Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($25,241 and $25,241, respectively); 1,010 and 1,010 shares issued and outstanding at December 31, 2014 and December 31, 2013, respectively	$23,924	$23,924
Stockholders' Equity:
Series A Cumulative Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($47,984 and $47,984, respectively); 1,919 and 1,919 shares issued and outstanding at December 31, 2014 and December 31, 2013, respectively	$46,537	$46,537
Common Stock: par value $0.01 per share; authorized 200,000 shares, 109,972 and 138,717 issued and outstanding at December 31, 2014 and December 31, 2013, respectively	1,100	1,387
Additional paid-in capital	1,036,094	1,185,369
Accumulated other comprehensive (loss) consisting of unrealized gains and losses	(14,981)	(92,008)
Accumulated deficit	(308,154)	(263,023)
Total Stockholders' Equity:	$760,596	$878,262
Total Liabilities and Stockholders' Equity:	$8,007,061	$8,619,491

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except for per share amounts)

	Three		Three
	Months	Year	Months	Year
	Ended	Ended	Ended	Ended
	December 31, 2014		December 31, 2013
	(unaudited)		(unaudited)
Interest and other income:
Interest on Agency MBS	$32,636	$155,486	$43,401	$174,713
Interest on Non-Agency MBS	1,037	1,039	2	15
Income on rental properties	322	589	-	-
Other income	11	42	13	56
	34,006	157,156	43,416	174,784
Interest expense:
Interest expense on repurchase agreements	6,405	78,643	28,258	91,690
Interest expense on junior subordinated notes	317	1,264	318	1,280
	6,722	79,907	28,576	92,970
Net interest income	27,284	77,249	14,840	81,814

Other Income:
Gain (loss) on sales of Agency MBS	1,169	(2,854)	-	9,237
Loss on interest rate swaps, net	(46,244)	(36,676)	-	-
Gain on derivatives-TBA Agency MBS	8,374	9,173	-	-
Derivative income-TBA Agency MBS	688	1,055	-	-
Loss on derivatives-Eurodollar Futures Contracts	(1,806)	(1,694)	-	-
Recovery on Non-Agency MBS	12	120	64	397
Total other (loss) income	(37,807)	(30,876)	64	9,634

Operating Expenses:
Management fee to related party	(2,500)	(10,746)	(2,952)	(11,961)
General and administrative expenses	(1,267)	(7,008)	(862)	(3,767)
Total operating expenses	(3,767)	(17,754)	(3,814)	(15,728)
Net (loss) income	$(14,290)	$28,619	$11,090	$75,720
Dividend on Series A Cumulative Preferred Stock	(1,035)	(4,139)	(1,035)	(4,142)
Dividend on Series B Cumulative Convertible Preferred Stock	(394)	(1,577)	(394)	(1,594)
Net (loss) income to common stockholders	$(15,719)	$22,903	$9,661	$69,984

Basic (loss) earnings per common share	$(0.14)	$0.18	$0.07	$0.49
Diluted (loss) earnings per common share	$(0.13)	$0.18	$0.07	$0.49
Basic weighted average number of shares outstanding	112,348	124,185	140,314	142,455
Diluted weighted average number of shares outstanding	116,540	128,293	144,272	146,400

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in thousands, except for per share amounts)

	Three		Three
	Months	Year	Months	Year
	Ended	Ended	Ended	Ended
	December 31, 2014		December 31, 2013
	(unaudited)		(unaudited)

Net income	$(14,290)	$28,619	$11,090	$75,720
Available-for-sale Agency MBS, fair value adjustment	25,296	87,466	(26,335)	(224,927)
Reclassification adjustment for loss (gain) on sales of Agency MBS included in net income	(1,169)	2,854	-	(9,237)
Available-for-sale Non-Agency MBS, fair value adjustment	(6)	(73)	9	(281)
Unrealized gains (losses) on derivatives	6,552	(67,407)	14,126	3,411
Reclassification adjustment for interest expense on swap agreements included in net income	815	54,187	20,824	59,250
Other comprehensive income (loss)	31,488	77,027	8,624	(171,784)
Comprehensive income (loss)	$17,198	$105,646	$19,714	$(96,064)
Preferred stock dividends	(1,429)	(5,716)	(1,429)	(5,736)
Comprehensive income (loss) to common stockholders	$15,769	$99,930	$18,285	$(101,800)

Non-GAAP Financial Measures

In addition to the Company’s operating results presented in accordance with GAAP, the following tables include the following non-GAAP financial measures: Core Earnings (including per common share), total interest income and average asset yield, including TBA dollar roll income and effective total interest expense and effective cost of funds. The first table below reconciles the Company’s “net income to common stockholders” for the quarter ended December 31, 2014 to “Core Earnings” for the same period. Core Earnings represents “net income to common stockholders” (which is the nearest comparable GAAP measure), adjusted for the items shown in the table below. The second table below reconciles the Company’s total interest and other income (which is the nearest comparable GAAP measure) to the total interest income and average asset yield, including TBA dollar roll income, and shows the annualized amounts as a percentage of the Company’s average earning assets and also reconciles the Company’s total interest expense (which is the nearest comparable GAAP measure) to the effective total interest expense and effective cost of funds and shows the annualized amounts as a percentage of the Company’s average borrowings.

The Company’s management believes that these non-GAAP financial measures are useful because they provide investors with greater transparency to the information that the Company uses in its financial and operational decision-making process. Management also believes the presentation of these measures, when analyzed in conjunction with the Company’s GAAP operating results, allows investors to more effectively evaluate and compare the Company’s performance to that of its peers, particularly those that have discontinued hedge accounting and those that have used similar portfolio and derivative strategies. These non-GAAP financial measures should not be used as a substitute for the Company’s operating results for the quarter ended December 31, 2014. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP.

Core Earnings

	Three Months Ended
	December 31, 2014
	Amount	Per Share
	(in thousands)
Net income to common stockholders	$(15,719)	$(0.14)
Adjustments to derive core earnings:
Loss on sales of Agency MBS	(1,169)	(0.01)
Loss on interest rate swaps, net	46,244	0.41
Gain on derivatives-TBA Agency MBS	(8,374)	(0.07)
Derivative income-TBA Agency MBS	(688)	(0.01)
Loss on derivatives-Eurodollar Futures Contracts	1,806	0.02
Recovery on Non-Agency MBS	(12)	(0.00)
Amortization of other comprehensive income on de-designated swaps(1)	815	0.01
Periodic net settlement on interest rate Swaps after de-designation(2)	(11,680)	(0.10)
Dollar roll income on TBA Agency MBS(3)	4,244	0.04
Core earnings	$15,467	$0.14
Basic weighted average number of shares outstanding	112,348

Effective Net Interest Rate Spread

		Annualized
	Amount	Percentage
	(in thousands)
Average Asset Yield, Including TBA Dollar Roll Income:
Total interest and other income	$34,006	1.90%
Dollar roll income on TBA Agency MBS(3)	4,244	0.24%
Total interest income and average asset yield, including TBA dollar roll income	$38,250	2.14%
Effective Cost of Funds:
Total interest expense	$6,722	0.41%
Periodic net settlement on interest rate Swaps after de-designation(2)	11,680	0.71%
Amortization of other comprehensive income on de-designated Swaps(1)	(815)	-0.05%
Effective total interest expense and effective cost of funds	$17,587	1.07%

Effective net interest rate spread		1.07%

Average earning assets	$7,159,346
Average borrowings	$6,507,322
__________
(1)	This amount represents the amortization of the balance remaining in “accumulated other comprehensive income” as a result of the Company’s discontinuation of hedge accounting and is recorded in its income statement as a portion of interest expense in accordance with GAAP.
(2)	Periodic net settlements on interest rate swaps after de-designation include all subsequent net payments made on interest rate swaps which were de-designated as hedges in August 2014. Net payments on the interest rate swaps made prior to de-designation are recognized in GAAP net income available to common stockholders.
(3)	Dollar roll income on TBA Agency MBS is the income resulting from the price discount typically obtained by extending the settlement of TBA Agency MBS to a later date. This is a component of both the “(loss) gain on derivatives-TBA Agency MBS” and “derivative income-TBA Agency MBS” that are shown on the Company’s income statement.

CONTACT:
Anworth Mortgage Asset Corporation
John T. Hillman – Vice President & Director of Investor Relations
1299 Ocean Avenue, Second Floor
Santa Monica, CA 90401
(310) 255-4438 or (310) 255-4493
jhillman@anworth.com
http://www.anworth.com